Exhibit 5.1

Simpson Thacher & Bartlett LLP
425 LEXINGTON AVENUE NEW YORK, NY 10017-3954

TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502

Direct Dial Number	E-mail Address

February 2, 2021

Vivint Smart Home, Inc.

4931 North 300 West

Provo, Utah 84604

Ladies and Gentlemen:

We have acted as counsel to Vivint Smart Home, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) the sale from time to time by certain stockholders of the Company identified in the Registration Statement (the “Selling Stockholders”) of an aggregate of up to 170,234,425 shares (the “Current Selling Stockholder Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in the manner specified in the Registration Statement, (ii) the issuance by the Company of up to 5,933,334 shares of Class A Common Stock (the “Warrant Shares” and, together with the Current Selling Stockholder Shares, the “Selling Stockholder Shares”) that are issuable upon the exercise

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of 5,933,334 currently outstanding warrants (the “Selling Stockholder Warrants”) of the Company, in the manner specified in the Registration Statement, (iii) shares of Class A Common Stock to be issued and sold by the Company (the “Company Common Stock”), (iv) shares of preferred stock of the Company (the “Preferred Stock”), (v) shares of depositary stock (the “Depositary Stock”) representing fractional interests in shares of Preferred Stock, which will be evidenced by depositary receipts (the “Depositary Receipts”), (vi) debt securities, which may be either senior or subordinated (collectively, the “Debt Securities”), (vii) guarantees of the Company to be issued in connection with the Debt Securities (the “Guarantees”), (viii) warrants to purchase Class A Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (ix) subscription rights to purchase Class A Common Stock, Preferred Stock, Depositary Stock or Debt Securities (the “Subscription Rights”), (x) contracts for the purchase and sale of Class A Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (xii) units consisting of one or more of the foregoing Primary Securities (as defined below) in any combination (the “Units”). The Company Common Stock, the Preferred Stock, the Depositary Stock and related Depositary Receipts, the Debt Securities, the Guarantees, the Warrants, the Subscription Rights, the Stock Purchase Contracts and the Units are hereinafter referred to collectively as the “Primary Securities.” The Primary Securities, the Selling Stockholder Shares and the Selling Stockholder Warrants are hereinafter referred to collectively as the “Securities.” The Primary Securities may be issued and sold or delivered from time to time for an aggregate initial offering price not to exceed $500,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

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The Depositary Stock and related Depositary Receipts will be issued pursuant to one or more Deposit Agreements (each, a “Deposit Agreement”) between the Company and a depositary named therein (a “Depositary”).

The Debt Securities and any Guarantees thereof will be issued under an Indenture (the “Indenture”) between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Subscription Rights will be issued pursuant to one or more Subscription Rights Agreements (each, a “Subscription Rights Agreement”) between the Company and a subscription rights agent named therein.

The Stock Purchase Contracts will be issued pursuant to one or more Stock Purchase Contract Agreements (each, a “Stock Purchase Contract Agreement”) between the Company and a stock purchase contract agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Deposit Agreements, the Indenture, the Warrant Agreements, the Subscription Rights Agreements, the Stock Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement, specimen certificates relating to each of the Class A Common Stock and the Selling Stockholder Warrants, and the form of the Indenture, each of which is an exhibit to the Registration Statement. In addition, we have examined, and have

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relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company. We also have assumed that, with respect to the issuance of any shares of Class A Common Stock or Preferred Stock, the amount of valid consideration paid in respect of such shares will equal or exceed the par value of such shares.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and such Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the jurisdiction in which it is organized, (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its organizational documents or violate the

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law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the Delaware General Corporation Law, assuming there shall not have been any change in such law affecting the validity or enforceability of such Securities Agreement and such Securities) and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The Selling Stockholder Shares have been validly issued and are fully paid and nonassessable and the Warrant Shares, when issued upon exercise of, and upon payment and delivery in accordance with, the Selling Stockholder Warrants, will be validly issued, fully paid and nonassessable.

2. With respect to the Company Common Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of the Company Common Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) due issuance and delivery of the Company Common Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors or a duly authorized committee thereof (the “Board”) of the Company and otherwise in accordance with the provisions of such agreement, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, the Company Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Preferred Stock, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) due filing of the applicable definitive Certificate of Designations with respect to such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, the Preferred Stock will be validly issued, fully paid and nonassessable.

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4. With respect to the Depositary Stock, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and delivery to the Depositary of the Preferred Stock represented by the Depositary Stock, the issuance and terms of the Depositary Stock and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the Preferred Stock underlying the Depositary Stock will be validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Receipts evidencing the Depositary Stock against deposit of the Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and such Deposit Agreement, the Depositary Stock will represent legal and valid interests in such Preferred Stock and the Depositary Receipts will constitute valid evidence of such interests in such Preferred Stock.

5. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Company Authorizing Party”) to authorize and approve the issuance and terms of any Debt Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the Indenture, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action by the Company Authorizing Party to authorize and approve the issuance and terms of any Guarantees and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) the due execution, authentication, issuance and delivery of the securities underlying such Guarantees, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable Indenture and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7. With respect to the Warrants, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and terms of any Warrants and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, countersignature, issuance and delivery of such Warrants, upon

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payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. With respect to the Subscription Rights, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and terms of any Subscription Rights and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Subscription Rights, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9. With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance and terms of any Stock Purchase Contracts and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company and (b) the due execution, issuance and delivery of such Stock Purchase Contracts, upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement and the applicable definitive Stock Purchase Contracts Agreement, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

10. With respect to the Units, assuming (a) the taking of all necessary corporate action by the applicable Company Authorizing Party to authorize and approve the issuance and delivery to the Unit Agent of the Securities that are the components of any Units, the issuance and terms of such Units and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company, (b) any Class A Common Stock or Preferred Stock that are components of such Units and/or issuable under any Stock Purchase Contracts, Warrants or Subscription Rights that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Debt Securities, Guarantees or Warrants that are components of such Units are valid and legally binding obligations of the Company and (c) the due execution, authentication, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units, in each case upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the applicable Company Authorizing Party and otherwise in accordance with the provisions of such agreement, the applicable definitive Securities

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Agreements, the Company’s certificate of incorporation, the Company’s bylaws and the Delaware General Corporation Law, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 4 through 10 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 110 of the Indenture relating to the separability of provisions of the Indenture.

The Company was formed as Mosaic Acquisition Corp., a Cayman Islands exempted company (“Mosaic”), which, on December 21, 2018, domesticated into a Delaware corporation and, on September 15, 2019, consummated the merger of its wholly-owned subsidiary with and into Vivint Smart Home, Inc., a Delaware limited liability company (“Legacy Vivint”), pursuant to the Agreement and Plan of Merger, dated as of September 15, 2019, among Mosaic, Legacy Vivint and certain other parties thereto, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated December 18, 2019 (as amended or supplemented from time to time, the “Merger Agreement”) (the merger contemplated by the Merger Agreement, the “Merger”). In connection with the closing of the Merger, Mosaic changed its name to Vivint Smart Home, Inc.

We do not express any opinion herein concerning any law other than the law of the State of New York and the Delaware General Corporation Law.

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We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP